FMDP - Power of Attorney
Power of Attorney
I, the undersigned, hereby constitute and appoint Bruce Jordan, Richard Contreras, Marissa (Louie)
Tenazas, and Monica Vicente, as my true and lawful attorney for me and in my name to sign or certify and file, or cause to be filed, with the appropriate authority any and all reports or profiles, in paper format or electronic format, relating to my ownership, direction, control or trading in the securities of
Fresh Del Monte Produce Inc. (hereinafter referred to as the "Corporation") and/or any of the
Corporation's subsidiaries, affiliates, associates, and/or any company of which an of the foregoing corporations is an insider, which are required to be filed pursuant to the provisions of the Securities
Exchange Act of 1934 of the United States of America, and regulations and rules made pursuant thereto, and/or the laws, regulations and rules of any other jurisdictions in which such reports or profiles must be filed, as a consequence of my being, or being deemed to be, an insider of the
Corporation and/or any of the Corporation's subsidiaries, affiliates, associates, and/or any company of which any of the foregoing corporations is an insider. I hereby revoke any power of attorney heretofore made in this regard. This power of attorney shall remain effective until revoked in writing.

DATED at _Coral Gables_,   _____FL______
   (City/Town)       (State/Province)

This _27th_ day of _December_, _2011__
        (day)      (month/year)

/s/ Thomas R. Young______
Signature

_Thomas R. Young______
(Please print full name)

_/s/ Priscilla Marrero_____
Witness

_Priscilla Marrero______
(Please print full name)